As filed with the Securities and Exchange Commission on May 6, 1994


                                                    Registration No. 33-



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            ILLINOIS TOOL WORKS INC.
            (Exact name of registrant as specified in its charter)

        Delaware                                      36-1258310
(State of incorporation)                 (I.R.S. Employer Identification No.)

                             3600 West Lake Avenue
                         Glenview, Illinois  60025-5811
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (708) 724-7500

                            ILLINOIS TOOL WORKS INC.
                          SAVINGS AND INVESTMENT PLAN
                           (Full title of the plan)

                              Stewart S. Hudnut
             Senior Vice President, General Counsel and Secretary
                           Illinois Tool Works Inc.
                            3600 West Lake Avenue
                        Glenview, Illinois  60025-5811
                                (708) 724-7500
           (Name, address and telephone number of agent for service)

            Approximate date of commencement of sale under the Plan:
  From time to time after the effective date of this Registration Statement.

                       CALCULATION OF REGISTRATION FEE
                                       Proposed maximum    Proposed maximum
Titles of securities   Amount to be    offering price per  aggregate offering  Amount of
to be registered       registered      share (1)           price               registration fee


Common Stock
 (no par value)(2)     750,000 shares  $40.9375            $30,703,125         $10,588

(1) Computed pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. This amount is based on the average of the high and low prices of the Common Stock for May 2, 1994 on the New York Stock Exchange.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     Illinois Tool Works Inc. (the "Registrant") and the Illinois Tool Works Inc. Savings and Investment Plan, as amended and restated as of July 1, 1994 (the "Plan")incorporate herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"):

     (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (ii) the Registrant's definitive proxy statement filed pursuant to
Section 14 of the Exchange Act in connection with the 1994 annual meeting of its stockholders; and

     (iii) the description of the Registrant's Common Stock, shares of which are being offered hereunder, contained in the Registrant's Current Report on Form 8-K, dated July 5, 1986.

     All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

     The Registrant's Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     As permitted by Section 102 of the General Corporation Law of the State of Delaware ("DGCL"), the Registrant's Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that such provision shall not limit or eliminate liability for (i) breaches of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit and (iv) acting to pay a dividend or approve a stock repurchase that is illegal under
Section 174 of the DGCL.

     As permitted by Section 145 of the DGCL, the Registrant's by-laws provide that the Registrant shall indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of being or having been directors, officers, employees or agents, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant (and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful). As permitted by Section 145 of the DGCL, the Registrant's by-laws also provide that the Registrant shall indemnify its directors, officers, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense of any action or suit by or in the right of the Registrant by reason of being or having been directors, officers, employees or agents, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, except no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and to the extent that the court in which the suit was brought shall determine upon application that despite the adjudication of liability, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The Registrant's by-laws allow the Registrant to pay litigation expenses in advance of the final disposition of an action upon submission by the director, officer, employee or agent of an undertaking to repay such amount if it is ultimately determined that indemnification is not available to such person.

     Registrant maintains an insurance policy pursuant to which the Registrant will be reimbursed in certain circumstances in which the Registrant indemnifies its directors and officers pursuant to the provisions discussed above. Payments under this insurance policy are subject to a significant deductible.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit Number.                         Description


          4(a) Restated Certificate of Incorporation of Illinois Tool Works Inc., as amended


          4(b) By-laws of Illinois Tool Works Inc., as amended, filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-
                                K for the fiscal year ended December
                                31, 1990, (Commission File No. 1-4797) and incorporated herein by reference


          23                    Consent of Arthur Andersen & Co.


          24                    Power of Attorney (included as part of
                                signature page)



     The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under
Section 401(a) of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

     (a) The Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on May 6, 1994.

                                           ILLINOIS TOOL WORKS INC.


                                           By: /s/  Stewart S. Hudnut
                                           Stewart S. Hudnut, Senior Vice
                                           President, General Counsel and
                                           Secretary

                              Power of Attorney

     Each person whose signature appears below hereby constitutes and appoints John D. Nichols, Michael W. Gregg, John Karpan and Stewart S. Hudnut, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents therewith with the Securities and Exchange Commission under the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 6th day of May 1994.

               Signature                          Capacity


/s/  John D. Nichols
John D. Nichols                         Chairman and Chief Executive Officer
                                        (Principal Executive Officer)


/s/  Michael W. Gregg
Michael W. Gregg                        Senior Vice President and Controller,
                                        Accounting (Principal Financial and
                                        Accounting Officer)


/s/  Harold Byron Smith
Harold Byron Smith                      Director



/s/  Julius W. Becton, Jr.
Julius W. Becton, Jr.                   Director



/s/  Silas S. Cathcart
Silas S. Cathcart                       Director



/s/  Richard M. Jones
Richard M. Jones                        Director



/s/  George D. Kennedy
George D. Kennedy                       Director



/s/  Richard H. Leet
Richard H. Leet                         Director



/s/  Phillip B. Rooney
Phillip B. Rooney                       Director

/s/  Robert C. McCormack
Robert C. McCormack                     Director



/s/  Ormand J. Wade
Ormand J. Wade                          Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on May 6, 1994.

                                         ILLINOIS TOOL WORKS INC.
                                         SAVINGS AND INVESTMENT PLAN


                                         By: Employee Benefits Committee
                                             of Illinois Tool Works Inc.


                                         By: /s/  John Karpan
                                             John Karpan, Member of Employee
                                             Benefits Committee and Senior
                                             Vice President Human Resources